FOR IMMEDIATE RELEASE

JMG Exploration Inc. Announces Resignation of Donald P.  Wells Chief Financial Officer

Pasadena, California – September 7, 2007 – JMG Exploration, Inc., (“JMG” or the “Company”) (NYSE ARCA: JMG, JMG+) today announced that in conjunction with the successful signing of the Share Exchange Agreement with Newco this week, that Donald P. Wells, Chief Financial Officer,  and Vice President of Finance and Treasurer has resigned from the Company effective immediately.   Joseph W. Skeehan, Chief Executive Officer, has agreed to act as interim Chief Financial Officer until the anticipated closing of the Newco transaction concludes later this year.   Joseph W. Skeehan, stated, “We would like to thank Don for his tireless commitment and insight in facilitating the closing of the transaction with Newco.  We wish him all of the best of luck with his next endeavors.”

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JMG Exploration News Release

September 7, 2007

About JMG:  JMG Exploration, Inc., which was incorporated under the laws of the State of Nevada on July 16, 2004, explores for oil and natural gas in the United States and Canada.

This press release contains forward-looking statements. The words “proposed”, “anticipated” and scheduled” and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. The following factor, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the results of JMG’s review of the impact of the corrected calculation of depreciation, depletion and amortization and other factors described in JMG’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s Web site (http://www.sec.gov).  JMG is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

For further information contact:

JMG Exploration, Inc. or

Joe Skeehan, President and CEO

(626) 585-9555

Justin  Yorke, Director

(626) 310-0482